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Exhibit 99.1

Contact:	Doug Guarino Duane James	Director of Corporate Relations Vice President of Finance	781-647-3900

INVERNESS MEDICAL INNOVATIONS ANNOUNCES
SECOND QUARTER RESULTS

WALTHAM, MA...July 31, 2003...Inverness Medical Innovations, Inc. (AMEX: IMA), a leading provider of women's health and nutritional products and a developer of advanced medical devices, today announced its financial results for the three and six-month periods ending June 30, 2003.

For the three months ended June 30, 2003, Inverness Medical Innovations reported net income of $5.6 million, compared to a net loss of $2.7 million in the second quarter of 2002. Under generally accepted accounting principles (GAAP), net income available to common stockholders was $5.6 million, or $0.34 per diluted share, in the second quarter of 2003 compared to a net loss available to common stockholders of $5.0 million, or $0.58 per diluted share, for the second quarter of 2002. Excluding non-recurring and certain non-cash charges and income, the Company reported income of $1.2 million, or $0.08 per diluted share, compared to a loss, excluding non-recurring and certain non-cash charges and income, of $0.5 million, or $0.06 per diluted share, for the second quarter of 2002. A detailed reconciliation of our income, excluding non-recurring and certain non-cash charges and income, which is a non-GAAP financial measure, to our net income under GAAP is included in the schedules to this press release.

In the second quarter of 2003, the Company had net revenues of $65.7 million, a 27% increase over the net revenues of $51.7 million in the second quarter of 2002. The majority of the revenue increase was due to the revenues contributed by Wampole Laboratories, the professional diagnostic products unit acquired on September 20, 2002, and the growth in sales of our women's health diagnostic products as well as to the launch of the Clearblue® digital pregnancy test in June.

For the six months ended June 30, 2003, the Company reported net income of $7.6 million, compared to a net loss of $34.1 million for the six months ended June 30, 2002. Under GAAP, net income available to common stockholders was also $7.6 million, or $0.46 per diluted share, for the six months ended June 30, 2003 compared to a net loss available to common stockholders of $37.9 million, or $4.87 per diluted share, for the six months ended June 30, 2002. Excluding non-recurring and certain non-cash charges and income, the Company reported income of $3.2 million, or $0.20 per diluted share, compared to a loss, excluding non-recurring and certain non-cash charges and income, of $2.4 million, or $0.30 per diluted share, for the six months ended June 30, 2002.

Net revenues for the six months ended June 30, 2003 were $130.5 million compared to net revenues of $89.0 million for the six months ended June 30, 2002. The majority of the revenue increase was due to the revenues contributed by Wampole Laboratories, IVC Industries (the nutritional supplement products unit acquired on March 19, 2002), and the growth in sales of our women's health diagnostic products as well as to the launch of the Company's Clearblue® digital pregnancy test.

On June 30, 2003, the Company acquired Ostex International for an estimated aggregate purchase price of $31 million. Because of the timing of the transaction, the allocation of the purchase price to net assets acquired has not been completed. As such, there could be material changes from the preliminary allocation included in the accompanying financial statements as of and for the six months ended June 30, 2003.

The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, July 31, 2003, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company's responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 973-582-2700 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com and www.calleci.com. A telephone replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 4060993. That replay will be available until 12:00 midnight (Eastern Time) on August 3, 2003. An on demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.htm) two hours after the end of the call and will be accessible for 12 months. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 12 months.

For more information about Inverness Medical Innovations, please visit our website at www.invernessmedical.com.

Inverness Medical Innovations manufactures and sells products for the women's health and nutritional product markets and is engaged in the business of developing, manufacturing, and marketing advanced medical device technologies. The Company is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on women's health and cardiology. The Company's women's health and nutritional products are distributed to consumers through established retail distribution networks such as Wal-Mart, Walgreens and CVS. The Company is headquartered in Waltham, Massachusetts.

Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in $000s, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2003		2002		2003		2002
Net revenues	$65,716		$51,712		$130,524		$88,960
Cost of sales	37,043		31,103		72,315		49,531

Gross profit	28,673		20,609		58,209		39,429
Operating expenses:
Research and development	5,957		3,575		10,642		6,942
Selling, general and administrative	20,166		16,004		40,074		32,219
Charge related to asset impairment	—		—		—		12,682
Stock-based compensation	—		24		6		10,169

Total operating expenses	26,123		19,603		50,722		62,012

Operating income (loss)	2,550		1,006		7,487		(22,583)
Interest and other income (expense), net	3,823		(3,045)		1,740		1,742
Income tax provision	(771)		(650)		(1,627)		(1,156)

Income (loss) before accounting change	5,602		(2,689)		7,600		(21,997)
Cumulative effect of a change in accounting principle	—		—		—		(12,148)

Net income (loss)	$5,602		$(2,689)		$7,600		$(34,145)

Non-cash amortization of discounts and dividends on preferred stock	(142)		(2,273)		(315)		(3,802)
Net income (loss) available to common stockholders—basic	$5,460		$(4,962)		$7,285		$(37,947)

Net income (loss) available to common stockholders—diluted	$5,610	(a)	$(4,962)		$7,616	(a)	$(37,947)

Net income (loss) per common share:
Basic	$0.39		$(0.58)		$0.52		$(4.87)
Diluted	$0.34	(a)	$(0.58	)(b)	$0.46	(a)	$(4.87	)(b)
Weighted average shares—basic	14,021		8,487		13,911		7,788
Weighted average shares—diluted	16,660	(a)	8,487	(b)	16,551	(a)	7,788	(b)

(a)
For the three and six months ended June 30, 2003, shares issuable for convertible debt and series A preferred stock are dilutive securities. However, if the convertible debt and series A preferred stock were redeemed for shares, then the interest expense and dividends would not have been deducted from income available to stockholders. For the three months ended June 30, 2003, $45,000 interest on the convertible debt and $105,000 non-cash redemption interest on preferred stock must be added back to net income available to shareholders in the calculation of diluted income per share under the if-converted assumption. Likewise, for the six months ended June 30, 2003, $89,000 interest on the convertible debt and $242,000 non-cash redemption interest and dividends on preferred stock must be added back to net income available to stockholders in the calculation of diluted income per share.

(b)
For the three and six months ended June 30, 2002, diluted shares are not used in the calculation of diluted loss per share because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in $000s)

	June 30, 2003	December 31, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,020	$30,668
Accounts receivable, net	39,220	37,283
Inventories	41,734	37,155
Prepaid expenses and other current assets	10,071	8,593

Total current assets	116,045	113,699
PROPERTY, PLANT AND EQUIPMENT, NET	50,325	46,029
GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS, NET	217,159	188,812
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	7,953	9,206

Total assets	$391,482	$357,746

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$20,758	$17,842
Other current liabilities	63,555	67,877

Total current liabilities	84,313	85,719
LONG-TERM LIABILITIES:
Notes payable, net of current portion	84,092	86,771
Other long-term liabilities	13,485	13,301

Total long-term liabilities	97,577	100,072
REDEEMABLE CONVERTIBLE PREFERRED STOCK	9,367	9,051

TOTAL STOCKHOLDERS' EQUITY	200,225	162,904

Total liabilities and stockholders' equity	$391,482	$357,746

Inverness Medical Innovations, Inc. & Subsidiaries

Reconciliation of net income (loss) to income (loss) excluding non-recurring and certain non-cash charges and income(a)

(in $000s, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002		2003	2002
Net income (loss) under generally accepted accounting principles	$5,602	$(2,689)		$7,600	$(34,145)
Non-recurring and certain non-cash charges and income (b):
Non-recurring income from settlement with Unilever	(3,803)			(3,803)
Non-cash stock-based compensation charge		24		6	10,169
Non-cash interest expense related to the amortization of original issue discounts and beneficial conversion features	50	37		100	3,562
Non-cash gain to mark to market an interest rate swap agreement	(217)			(87)
Unrealized foreign exchange (gain) loss	(441)	1,883		(657)	1,691
Non-cash gain related to the repurchase of a beneficial conversion feature upon early extinguishment of debt					(9,600)
Non-cash impairment charges related to the goodwill and certain intangible assets of our nutritional business					24,830
Employer taxes related to the exercises of nonqualified options to purchase restricted stock by two key executive officers					624
Non-recurring charge for litigation settlement		217			217
Non-recurring financing costs incurred in connection with early extinguishment of debt					292

Total non-recurring and certain non-cash charges and income	(4,411)	2,161		(4,441)	31,785

Income (loss) excluding non-recurring and certain non-cash charges and income	$1,191	$(528)		$3,159	$(2,360)

Weighted average common shares—diluted	15,670 (d)	8,487	(e)	15,561 (d)	7,788	(e)

Diluted net income (loss) per common share, excluding non-recurring and certain non-cash charges and income(c)	$0.08 (d)	$(0.06	)(e)	$0.20 (d)	$(0.30	)(e)

(a)
Management believes that income (loss) excluding non-recurring and certain non-cash charges and income is useful because it allows investors and management to evaluate and compare the Company's operating results from continuing operations from period to period in a meaningful and consistent manner in addition to the standard financial measurements under generally accepted accounting principles (GAAP). Management internally evaluates the performance of its business based on income excluding non-recurring and non-cash charges. It should be noted that this is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b)
Depreciation and amortization, which are non-cash charges, have not been included in these adjustments.

(c)
In addition to the non-cash charges listed above, the diluted net income (loss) per common share, as shown, excludes amortization of discounts, redemption interest and non-cash dividends on preferred stock which is included in diluted net income (loss) per common share calculated in accordance with GAAP. The charges for non-cash discounts, redemption interest and dividends on preferred stock that are excluded are $142,000, or $0.01 per common share, for the three months ended June 30, 2003, $2,273,000, or $0.27 per common share, for the three months ended June 30, 2002, $315,000 or $0.02 per common share, for the six months ended June 30, 2003 and $3,802,000 or $0.49 per common share for the six months ended June 30, 2002.

(d)
For the three and six months ended June 30, 2003, neither convertible debt nor series A redeemable convertible preferred stock were included as dilutive securities in the calculation of diluted earnings per share in the non-GAAP presentation because the inclusion of such securities would be antidilutive. The dilutive shares under GAAP include 343,840 shares for the convertible debt and 646,120 shares for series A redeemable convertible preferred stock for the three and six months ended June 30, 2003.

(e)
Diluted shares are not used in the earnings per share calculation in the periods where there is a loss available to common stockholders because inclusion thereof would be antidilutive.

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Press Release
Inverness Medical Innovations, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (in $000s, except per share amounts)
Inverness Medical Innovations, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in $000s)
Inverness Medical Innovations, Inc. & Subsidiaries Reconciliation of net income (loss) to income (loss) excluding non-recurring and certain non-cash charges and income(a) (in $000s, except per share amounts)